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                                                                    EXHIBIT 23.1
                        CONSET OF INDEPENDENT AUDITORS

We consent to the use of our report dated October 8, 1998, with respect to the consolidated financial statements and schedule of Equalnet Communications Corp. for the year ended June 30, 1998 with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.


                                        ERNST & YOUNG LLP

Houston, Texas
June 15, 1999